Contacts:
Kevin Comps, President
616-974-8491 | kevin.comps@northpointe.com
Brad Howes, CFO
616-726-2585 | brad.howes@northpointe.com

NORTHPOINTE BANCSHARES, INC. REPORTS FIRST QUARTER 2026 RESULTS
GRAND RAPIDS, MICHIGAN, April 21, 2026 – Northpointe Bancshares, Inc. (NYSE: NPB) ("Northpointe" or the "Company"), holding company for Northpointe Bank, today reported net income to common stockholders of $21.7 million, or $0.62 per diluted share, for the first quarter of 2026. This compares to $18.4 million, or $0.52 per diluted share, for the fourth quarter of 2025, and $15.0 million, or $0.49 per diluted share, for the first quarter of 2025.
"We had a solid start to 2026, highlighted by robust growth and continued market share gains in our Mortgage Purchase Program business, along with strong performance in our residential lending channel," remarked Chuck Williams, Chairman and Chief Executive Officer. "We have continued to deliver consistent financial performance despite the macroeconomic uncertainty and volatility, which is a testament to our resilient business model and exceptional team members. As we look ahead, we believe we are well positioned to continue to support our customers while delivering strong shareholder returns across a wide range of operating environments."
First Quarter 2026 Highlights
•Net income to common stockholders of $21.7 million, up $3.3 million from the prior quarter.
•Results for the fourth quarter of 2025 included $3.2 million in additional expense, recorded in preferred stock dividends, from unamortized deal issuance costs related to the redemption of Series A preferred stock.
•Delivered strong financial performance for the quarter, including:
•Return on average equity of 15.32%, compared to 14.82% in the prior quarter.
•Return on average tangible common equity of 15.71%, compared to 13.51% in the prior quarter (see non-GAAP reconciliation).
•Return on average assets of 1.28%, compared to 1.34% in the prior quarter.
•Efficiency ratio of 54.30%, compared to 51.86% in the prior quarter.
•Continued to grow the balance sheet, including:
•Mortgage Purchase Program ("MPP") balances increased by $435.7 million, or 51% annualized, from the prior quarter. This is net of $412.7 million in balances

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
2 of 17
participated to other institutions at period end, which compares to $457.0 million in the prior quarter.
•First-lien home equity lines which are tied seamlessly to a demand deposit sweep account (the Company commonly refers to these loans as “All-in-One” or “AIO” loans) balances increased by $28.0 million, or 15% annualized.
•Total deposits increased by $131.8 million, or 11% annualized.
•Improvement in asset quality:
•Net charge-offs decreased by $917,000 from the prior quarter.
•Non-performing assets decreased by $2.0 million from the prior quarter.
•Loans past due 31-89 days decreased by $6.5 million from the prior quarter.
•Wholesale funding ratio decreased to 62.94%, from 64.60% in the prior quarter.
•Completed private placement of $20.0 million in aggregate principal amount of fixed-to-floating rate subordinated notes.
•The Company's Board of Directors declared a regular quarterly cash dividend of $0.025 per share, payable on May 5, 2026, to stockholders of record as of April 15, 2026.
Net Interest Income
Net interest income before provision was $41.3 million for the first quarter of 2026, a decrease of $2.2 million compared to the fourth quarter of 2025. The linked quarter decrease reflects a 9 basis point decrease in net interest margin partially offset by a $47.6 million increase in average interest-earning assets. As compared to the first quarter of 2025, net interest income before provision increased by $10.9 million, which was driven primarily by a 7 basis point improvement in net interest margin and a $1.67 billion increase in average interest-earning assets.
Net interest margin was 2.42% for the first quarter of 2026, a decrease of 9 basis points compared to 2.51% in the fourth quarter of 2025 and an increase of 7 basis points compared to 2.35% in the first quarter of 2025. The linked quarter decrease was driven primarily by lower average yields on loans, which outpaced the decline in average rate paid on interest-bearing liabilities. The increase compared to the prior year quarter was driven primarily by lower average rates paid on interest-bearing deposits.
Average interest-earning assets at March 31, 2026 increased by $47.6 million from December 31, 2025 and by $1.67 billion compared to March 31, 2025. The increases from both comparable periods reflect the strong growth in MPP and AIO balances, which are the only two portfolios the Company is strategically growing, partially offset by continued run-off in the remainder of the loan portfolio.
Provision (Benefit) for Credit Losses
The Company recorded a total provision (benefit) for credit losses (including both loans and unfunded commitments) of $445,000 in the first quarter of 2026, compared to a provision (benefit) of $608,000 in the fourth quarter of 2025 and provision expense of $1.3 million in the first quarter of 2025. The Company's quarterly provision (benefit) for credit losses reflects net loan charge-offs, along with factors such as loan growth, portfolio mix, reserves on individually evaluated loans, credit migration trends, and changes in the economic forecasts used in the credit models.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
3 of 17
The Company’s allowance for credit losses was $9.7 million at March 31, 2026, $10.4 million at December 31, 2025 and $12.3 million at March 31, 2025. The allowance for credit losses represented 0.15% of loans held for investment at March 31, 2026, 0.17% of loans held for investment at December 31, 2025 and 0.24% of loans held for investment at March 31, 2025. The majority of the growth in the loans held for investment portfolio has come from MPP or AIO balances, with continued run-off in residential mortgage, construction, and other consumer / home equity loans, which carry higher average loss rates. In total, at March 31, 2026, residential mortgage, construction, and other consumer / home equity loans have decreased by $74.0 million from December 31, 2025 and by $245.4 million from March 31, 2025.

The total provision (benefit) for credit losses in the first quarter of 2026 reflected net charge-offs of $266,000, and a $735,000 decrease in allowance for credit losses, which was primarily attributable to lower delinquent loans and continued run-off in the construction loan portfolio. The total provision (benefit) in the prior quarter reflected net charge-offs of $1.2 million, and a $2.6 million decrease in allowance for credit losses, which was primarily attributable to an improvement in the economic forecast. The total provision expense for credit losses in the prior year quarter reflected net charge-offs of $260,000, and a $1.1 million increase in allowance for credit losses primarily attributable to continued growth in the portfolio and credit migration trends.
Non-interest Income
Non-interest income was $22.1 million for the first quarter of 2026, an increase of $505,000 compared to the fourth quarter of 2025 and a decrease of $728,000 compared to the first quarter of 2025.

MPP fees, which are driven by total loans funded and participation balances, were $2.0 million for the first quarter of 2026, a slight decrease compared to the fourth quarter of 2025 and an increase of $829,000 compared to the first quarter of 2025. The increase compared to the prior year quarter was driven primarily by higher levels of funded loans, along with higher levels of participations, in the MPP business.
Loan servicing fees were $3.5 million for the first quarter of 2026, an increase of $2.5 million compared to the fourth quarter of 2025 and an increase of $2.6 million compared to the first quarter of 2025. The increases from both comparable periods reflect changes in the fair value of mortgage servicing rights ("MSRs") primarily attributable to the movement in market interest rates during the respective periods.
Net gain on sale of loans was $16.5 million for the first quarter of 2026, compared to $18.3 million for the fourth quarter of 2025 and $18.6 million for the first quarter of 2025. Net gain on sale of loans includes the capitalization of new MSRs, changes in fair value of loans, and gains on the sale of loans.
The net gain on sale of loans for the first quarter of 2026 included a decrease of $1.2 million from the combined change in fair value of loans held for investment and lender risk account ("LRA"), which are both attributable to changes in market interest rates. Excluding these items (see Net Gain on Sale of Loans table below for a reconciliation), net gain on sale of loans was $17.8 million, up $1.2 million on a comparative basis from the fourth quarter of 2025 and up $2.9 million on a comparative basis from the first quarter of 2025. The increases from both comparable periods reflect higher levels of residential mortgage interest rate lock commitments.
Other non-interest income (loss) was a net loss of $184,000 for the first quarter of 2026, compared to a net loss of $73,000 for the fourth quarter of 2025 and a gain of $2.0 million for the first quarter of

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
4 of 17
2025. The linked quarter decrease was driven primarily by higher net valuation losses on other real estate owned. The decrease compared to the prior year quarter was driven primarily a $2.0 million gain recognized on debt extinguishment in the first quarter of 2025. There was no such gain in the first quarter of 2026.
Non-interest Expense
Non-interest expense was $34.4 million for the first quarter of 2026, an increase of $658,000 compared to the fourth quarter of 2025 and an increase of $5.1 million compared to the first quarter of 2025. The linked quarter increase was driven primarily by higher salaries and benefits and the increase compared to the prior year quarter was driven primarily by higher salaries and benefits expense.
Salaries and benefits expense increased by $1.2 million on a linked quarter basis, and increased by $3.9 million compared to the first quarter of 2025. The linked quarter increase was driven primarily by higher bonus and incentive compensation and the increase compared to the prior year quarter was driven primarily by higher variable compensation on both the MPP business and mortgage production, along with higher bonus and incentive expense and employee benefits.
Other taxes and insurance decreased by $372,000 on a linked quarter basis, and increased by $450,000 compared to the first quarter of 2025. The changes for both comparable periods were driven primarily by FDIC assessment expense, which fluctuates with changes in assets, wholesale funding mix and utilization of capital.

Other non-interest expense decreased by $116,000 on a linked quarter basis, and increased by $523,000 compared to the first quarter of 2025. The increase compared to the prior year quarter was driven primarily by additional expenses associated with the Company's private label outsourcing of its non-specialized mortgage servicing to a scaled sub-servicer.
Taxes
Income tax expense for the first quarter of 2026 was $7.3 million, compared to $8.3 million for the fourth quarter of 2025 and $5.3 million for the first quarter of 2025. The Company's effective tax rate was 24.72% for the first quarter of 2026, compared to 26.04% for the fourth quarter of 2025 and 23.67% for the first quarter of 2025. The effective tax rate for the first quarter of 2026 and fourth quarter of 2025 includes additional income tax expense related to non-deductible compensation tax rules for publicly traded companies.
Balance Sheet Highlights
Total assets were $7.40 billion at March 31, 2026, representing an increase of $373.1 million compared to December 31, 2025 and an increase of $1.54 billion compared to March 31, 2025. The increases for both comparable periods were driven primarily by growth in loans.
Gross loans held for investment were $6.41 billion at March 31, 2026, an increase of $389.7 million, or 26% annualized, compared to December 31, 2025 and an increase of $1.26 billion, or 25%, compared to March 31, 2025. The increases for both comparable periods were driven primarily by growth in MPP balances and AIO loans, which were partially offset by decreases in the remainder of the loans held for investment portfolio. The Company continues to focus on growing these two main portfolios. Outside of these two portfolios, no other significant loans are being added to the loans held for investment portfolio. At March 31, 2026, virtually all of the loan portfolio was comprised of loans collateralized by residential property.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
5 of 17
Loans held for sale totaled $297.2 million at March 31, 2026, compared to $309.2 million at December 31, 2025 and $207.6 million at March 31, 2025, and reflect the timing of closing saleable residential mortgage originations.
Total deposits were $5.00 billion at March 31, 2026, an increase of $131.8 million, or 11% annualized, compared to December 31, 2025 and an increase of $1.18 billion, or 31%, compared to March 31, 2025. The linked quarter increase was driven primarily by a $267.4 million increase in interest bearing demand deposits, reflecting normal seasonality in custodial deposit balances, as well as higher levels of brokered network deposits. As compared to March 31, 2025, the increase was driven primarily by a higher level of brokered CDs, and growth in the Company's diversified digital deposit banking platform including two new deposit relationships added during 2025.
Total borrowings were $1.63 billion at March 31, 2026, an increase of $192.0 million compared to December 31, 2025 and an increase of $260.3 million compared to March 31, 2025. The increases for both comparable periods reflect the Company's usage of short-term lines of credit to meet liquidity needs.
Subordinated debentures were $111.9 million at March 31, 2026, an increase of $20.0 million compared to December 31, 2025, reflecting the new Subordinated Notes issued during the first quarter of 2026 (described above). As compared to March 31, 2025, subordinated debentures increased by $87.7 million, reflecting both the Subordinated Notes issued during the first quarter of 2026 and the $70.0 million in aggregate principal amount of a new 7.50% Fixed-to-Floating Rate Subordinated Notes issued during the fourth quarter of 2025.
Asset Quality
Net charge-offs were $266,000, or 2 basis points annualized as a percentage of average loans, for the first quarter of 2026. This compares to $1.2 million, or 8 basis points annualized as a percentage of average loans, for the fourth quarter of 2025, and $260,000, or 2 basis points annualized as a percentage of average loans, for the first quarter of 2025. The higher level of net charge-offs in the linked quarter was largely attributable to losses on several mortgage and construction loans.
A substantial portion of the Company's non-performing loans are wholly or partially guaranteed by the U.S. Government, so asset quality metrics within this earnings release are shown with and without these guaranteed loans. Non-performing assets were $90.7 million at March 31, 2026 ($63.4 million excluding guaranteed loans), $92.7 million at December 31, 2025 ($64.4 million excluding guaranteed loans) and $87.8 million at March 31, 2025 ($57.7 million excluding guaranteed loans). Non-performing assets represented 1.23% of total assets at March 31, 2026 (0.86% excluding guaranteed loans), 1.32% at December 31, 2025 (0.92% excluding guaranteed loans) and 1.50% at March 31, 2025 (0.99% excluding guaranteed loans).
Capital
At March 31, 2026, the estimated capital levels for the Company and its subsidiary bank, Northpointe Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered "well-capitalized". The regulatory capital ratios as of March 31, 2026 are estimates, pending completion and filing of the Bank's regulatory reports.
Earnings Presentation and Conference Call
Northpointe will host its first quarter of 2026 earnings conference call on April 22, 2026 at 10:00 a.m. E.T. During the call, management will discuss the first quarter of 2026 financial results and provide an

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
6 of 17
update on recent activities. There will be a live question-and-answer session following the presentation. It is recommended you join 10 minutes prior to the start time. Participants may access the live conference call by dialing 1-877-413-2414 and requesting “Northpointe Bancshares, Inc. Conference Call”. The conference call will also be webcast live at ir.northpointe.com. An audio archive will be available on the website following the call.
Forward Looking Statements
Statements in this earnings release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this earnings release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this earnings release and could cause us to amend our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, increasing insurance costs, volatile interest rates, including the impact of changes in interest rates on our financial projections, models and guidance and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; uncertain duration of trade conflicts; potential impacts of adverse developments in the banking and mortgage industries, including impacts on deposits, liquidity and the regulatory rules and regulations; risks arising from media coverage of the banking and mortgage industries; risks arising from perceived instability in the banking and mortgage sectors; changes in the interest rate environment, including changes to the federal funds rate, which could have an adverse effect on the Company’s profitability; changes in prices, values and sales volumes of residential real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; significant volatility in the markets for equity, fixed income and other asset classes globally or within specific markets; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity and managing the risks, regulatory uncertainty and operational impacts associated with generative artificial intelligence; increased competition in the financial services industry, particularly from regional and national institutions as well as fintech companies and other non-bank financial service providers offering digital, automated or alternative financial products and services; the impact of a failure in, or breach

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
7 of 17
of, the Company's operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks or an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or the Company's customers; the effects of war or other conflicts, including the ongoing conflicts in the Middle East; major political shifts domestically or internationally (including the potential for retaliatory actions by governments, market participants or clients based on diverging perspectives or otherwise and, separately, the recent shutdown of the U.S. federal government); and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, and legislative, regulatory or supervisory actions related to so‑called “de‑banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices.
Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this earnings release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this earnings release are qualified in their entirety by this cautionary statement.
About Northpointe
Headquartered in Grand Rapids, Michigan, Northpointe Bancshares, Inc. is the holding company of Northpointe Bank, a client-focused company that provides home loans and retail banking products to communities across the nation. Our mission is to be the best bank in America by bringing value and innovation to the people we serve. To learn more visit www.northpointe.com.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
8 of 17

NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Interest income
Loans - including fees	$94,913	$98,862	$72,071
Investment securities - taxable	57	64	154
Federal Home Loan Bank ("FHLB") stock - taxable	1,745	1,726	1,629
Interest bearing deposits	4,788	5,471	5,296
Total interest income	101,503	106,123	79,150

Interest expense
Deposits	44,455	48,678	36,310
Subordinated debentures	2,102	894	887
Borrowings	13,673	13,054	11,564
Total interest expense	60,230	62,626	48,761

Net interest income	41,273	43,497	30,389
Provision (benefit) for credit losses	(469)	(632)	1,385
Provision (benefit) for unfunded commitments	24	24	(90)
Net interest income after provision (benefit) for credit losses	41,718	44,105	29,094

Non-Interest Income
Service charges on deposits and fees	264	255	180
Loan servicing fees	3,548	1,082	995
MPP fees	1,970	2,070	1,141
Net gain on sale of loans	16,547	18,306	18,587
Other non-interest income (loss)	(184)	(73)	1,970
Total Non-Interest Income	22,145	21,640	22,873

Non-Interest Expense
Salaries and benefits	24,353	23,159	20,443
Occupancy and equipment	820	747	972
Data processing expense	2,349	2,275	2,107
Professional fees	1,318	1,513	1,228
Other taxes and insurance	2,237	2,609	1,787
Other non-interest expense	3,358	3,474	2,835
Total Non-Interest Expense	34,435	33,777	29,372

Income before income taxes	29,428	31,968	22,595
Income tax expense	7,274	8,325	5,348

Net Income	$22,154	$23,643	$17,247
Preferred stock dividends	453	5,247	2,206
Net Income Available To Common Stockholders	$21,701	$18,396	$15,041

Basic Earnings Per Share	$0.63	$0.53	$0.50
Diluted Earnings Per Share	$0.62	$0.52	$0.49

Weighted Average Shares Outstanding	34,702,246	34,619,175	29,871,001
Diluted Weighted Average Shares Outstanding	35,260,806	35,092,153	30,448,848

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
9 of 17

NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Assets
Cash and cash equivalents	$487,617	$496,459	$321,499
Equity securities	1,339	1,347	1,325
Debt securities available for sale	4,884	4,738	8,594
FHLB stock	80,109	80,109	69,574
Loans held for sale ("HFS"), at fair value	297,243	309,213	207,633
Loans held for investment ("HFI") (1)	6,411,197	6,021,527	5,147,170
Allowance for credit losses	(9,700)	(10,435)	(12,315)
Net loans	6,401,497	6,011,092	5,134,855

Mortgage servicing rights	20,608	17,048	15,492
Intangible assets, net	1,367	1,513	1,953
Premises and equipment	27,394	27,571	26,952
Other assets	73,819	73,735	71,778
Total Assets	$7,395,877	$7,022,825	$5,859,655

Liabilities
Non-interest-bearing	$277,239	$275,974	$232,571
Interest-bearing	4,724,178	4,593,693	3,590,051
Total Deposits	5,001,417	4,869,667	3,822,622

Borrowings	1,631,496	1,439,500	1,371,158
Subordinated debentures	111,872	91,915	24,159
Subordinated debentures issued through trusts	5,000	5,000	5,000
Deferred tax liability	4,110	3,786	2,930
Other liabilities	51,989	43,915	47,264
Total Liabilities	6,805,884	6,453,783	5,273,133

Stockholders' Equity
Preferred stock, Common stock and Additional paid in capital	204,875	204,875	276,465
Retained earnings	385,206	364,366	310,367
Accumulated other comprehensive loss	(88)	(199)	(310)
Total Stockholders' Equity	589,993	569,042	586,522

Total Liabilities and Stockholders' Equity	$7,395,877	$7,022,825	$5,859,655

(1) Includes $173.9 million, $178.6 million and $174.3 million of loans carried at fair value at March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
10 of 17

NORTHPOINTE BANCSHARES, INC.
(unaudited, dollars in thousands except per share data)
Selected Financial Highlights

	Three Months Ended
	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
PER COMMON SHARE
Diluted earnings per share	$0.62	$0.52	$0.49
Book value	$17.10	$16.50	$17.09
Tangible book value (1)	$16.35	$15.74	$14.17

PERFORMANCE RATIOS
Return on average assets (annualized)	1.28%	1.34%	1.31%
Return on average equity (annualized)	15.32%	14.82%	13.17%
Return on average tangible common equity (annualized) (1)	15.71%	13.51%	14.32%
Net interest margin	2.42%	2.51%	2.35%
Efficiency ratio (2)	54.30%	51.86%	55.15%

ASSET QUALITY AND RATIOS
Allowance for credit losses to loans HFI	0.15%	0.17%	0.24%
Allowance for credit losses to loans HFI (excluding fair value loans)	0.16%	0.18%	0.25%
Allowance for credit losses to non-accrual loans	12.07%	12.72%	16.05%
Allowance for credit losses to non-accrual loans (excluding guaranteed) (3)	17.67%	18.53%	26.07%
Net charge-offs	$266	$1,183	$260
Annualized net charge-offs to average loans	0.02%	0.08%	0.02%
Non-performing assets to total assets	1.23%	1.32%	1.50%
Non-performing assets to total assets (excluding guaranteed) (3)	0.86%	0.92%	0.99%
Non-performing loans to total gross loans	1.30%	1.44%	1.62%
Non-performing loans to total gross loans (excluding guaranteed) (3)	0.90%	0.99%	1.07%

SELECTED OTHER INFORMATION
Equity / assets	7.98%	8.10%	10.01%
Tangible common equity / tangible assets (1)	7.63%	7.73%	8.30%
Loans / deposits (4)	128.19%	123.65%	134.65%
Liquidity ratio (5)	6.59%	7.07%	5.49%
Wholesale funding ratio (6)	62.94%	64.60%	66.59%

SELECTED MORTGAGE DATA
Residential mortgage originations	$693,674	$762,042	$485,505
Residential mortgage interest rate lock commitments	$901,682	$808,323	$729,436
Residential mortgage applications	$1,073,628	$1,073,480	$1,073,737
MPP total loans funded	$11,163,102	$11,370,184	$6,744,117
MPP balances participated (period end)	$412,693	$457,030	$8,428
Total loans serviced for others (UPB) (7)	$5,231,083	$4,938,428	$3,713,874
Loans serviced for others (UPB)	$1,948,505	$1,840,948	$1,491,635
Loans sub-serviced for others (UPB)	$3,282,578	$3,097,480	$2,222,239
(1)See non-GAAP reconciliation.
(2)Efficiency ratio is defined as non-interest expense divided by the sum of net interest income and non-interest income.
(3)Ratio excludes non-performing loans wholly or partially insured by the U.S. Government (see non-performing asset table within for more detail).
(4)Loan / deposits ratio reflects loans HFI as a percentage of total deposits.
(5)Liquidity ratio defined as cash and cash equivalents divided by total assets.
(6)Wholesale funding ratio defined as brokered CDs plus borrowings divided by total deposits plus borrowings.
(7)Excludes UPB of loans HFI and loans HFS.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
11 of 17

Summary Average Balance Sheet
(Dollars in thousands)
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025

	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate	Average Principal Balance	Income/ Expense	Yield/ Rate
Assets
Loans (1)(2)	$6,297,404	$94,913	6.11%	$6,226,182	$98,862	6.30%	$4,672,435	$72,071	6.26%
Securities, AFS (3)	6,199	57	3.73%	6,114	64	4.15%	9,909	154	6.30%
Securities, FHLB Stock	80,109	1,745	8.83%	80,109	1,726	8.55%	69,574	1,629	9.50%
Interest bearing deposits	527,962	4,788	3.68%	551,706	5,471	3.93%	487,180	5,296	4.41%
Total Interest Earning Assets	6,911,674	101,503	5.96%	6,864,111	106,123	6.13%	5,239,098	79,150	6.13%
Noninterest Earning Assets (4)	110,236			114,353			108,804
Total Assets	$7,021,910			$6,978,464			$5,347,902

Liabilities
Deposits:
Transaction accounts	$1,121,322	$10,912	3.95%	$943,118	$9,923	4.17%	$739,709	$7,990	4.38%
Savings & money market	534,564	4,614	3.50%	525,180	4,849	3.66%	337,124	3,250	3.91%
Time	2,939,195	28,929	3.99%	3,191,539	33,906	4.21%	2,254,388	25,070	4.51%
Total interest-bearing deposits	4,595,081	44,455	3.92%	4,659,837	48,678	4.14%	3,331,221	36,310	4.42%
Sub Debt	101,378	2,102	8.41%	46,349	894	7.65%	29,142	887	12.34%
Borrowings	1,401,300	13,673	3.96%	1,297,421	13,054	3.99%	1,210,086	11,564	3.88%
Total interest-bearing liabilities	6,097,759	60,230	4.01%	6,003,607	62,626	4.14%	4,570,449	48,761	4.33%
Noninterest-bearing deposits	292,437			289,448			207,166
Other noninterest-bearing liabilities	45,273			52,564			39,128
Total noninterest-bearing liabilities	337,710			342,012			246,294
Equity	586,441			632,845			531,159
	$7,021,910			$6,978,464			$5,347,902

Net Interest Income		$41,273			$43,497			$30,389
Net Interest Spread (5)			1.95%			2.00%			1.80%
Net Interest Margin (6)			2.42%			2.51%			2.35%
(1)    Loan balance includes loans HFI and loans HFS. Nonaccrual loans are included in total loan balances and no adjustment has been made for these loans in the yield calculation. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)    Loan fees of $74,000, $30,000, and $40,000 for the quarters ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively, are included in interest income.
(3)    Average yield based on carrying value and there are no tax-exempt securities in the portfolio.
(4)    Noninterest-earning assets includes the allowance for credit losses.
(5)    Net interest spread is the average yield on total interest-earning assets minus the average rate on total interest-bearing liabilities.
(6)    Net interest margin is annualized net interest income divided by total average interest-earning assets.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
12 of 17

End of Period Loan Balances
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Residential:
Construction	$11,008	$17,430	$40,995
All-in-One (AIO)	760,550	732,583	643,180
Other Consumer/Home Equity	50,208	55,550	94,060
Residential Mortgage (1)	1,728,291	1,775,507	1,899,823
Commercial	477	15,521	900
MPP	3,860,663	3,424,936	2,468,212
Total Loans HFI	6,411,197	6,021,527	5,147,170
Total Loans HFS	297,243	309,213	207,633
Total Gross Loans (HFI and HFS)	$6,708,440	$6,330,740	$5,354,803

(1) Residential Mortgage loans consist of Closed end first liens, Closed end second liens, and Land development loans.

End of Period Deposit Balances
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Noninterest-bearing demand	$277,239	$275,974	$232,571
Interest-bearing demand	1,299,693	1,032,333	756,160
Savings & money market	510,807	555,255	335,473
Brokered time deposits	2,543,511	2,636,443	2,087,330
Other time deposits	370,167	369,662	411,088
Total deposits	$5,001,417	$4,869,667	$3,822,622

Loan Servicing Fees	Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Fees on servicing	$2,226	$2,183	$1,702
Change in fair value of MSRs (1)	1,322	(1,101)	(707)
Total loan servicing fees	$3,548	$1,082	$995

(1) Includes change in fair value and paid in full MSRs.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
13 of 17

Net Gain on Sale of Loans	Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Capitalized MSRs	$2,238	$1,385	$1,066
Change in fair value of loans (1)	(3,524)	1,294	4,678
Gain (loss) on sale of portfolio loans (2)	—	—	—
Gain on sale of loans, net (3)	17,833	15,627	12,843
Total net gain on sale of loans	$16,547	$18,306	$18,587

Total net gain on sale of loans	$16,547	$18,306	$18,587
Exclude: change in fair value of loans HFI and LRA	1,221	(1,694)	(3,697)
Exclude: (Gain) loss on sale of portfolio loans	—	—	—
Total net gain on sale of loans, excluding portfolio sales and LRA / HFI fair value adjustments	$17,768	$16,612	$14,890

(1) Includes the change in fair value of interest rate locks, loans HFS, and loans HFI.
(2) Includes proceeds from portfolio loans sales, which are netted against any associated changes in fair value of loans to determine total gain or loss on sale.
(3) Includes (a) net premium on sale of loans, (b) loan origination fees, points and costs, (c) provision from investor reserves, (d) gain or loss from forward commitments from hedging, and (e) fair value of LRA.

Salaries and employee benefits	Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Salaries and other compensation	$10,061	$9,759	$8,607
Salary deferral from loan origination	(1,061)	(1,218)	(969)
Bonus and incentive compensation	4,600	3,364	3,642
Mortgage production - variable compensation	7,041	7,803	6,059
Employee benefits	3,712	3,451	3,104
Total salaries and employee benefits	$24,353	$23,159	$20,443

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
14 of 17

Non-performing Assets
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Unguaranteed	$54,902	$56,306	$47,239
Wholly or partially guaranteed	25,460	25,708	29,492
Total non-accrual loans	$80,362	$82,014	$76,731

Unguaranteed	$5,146	$6,397	$9,612
Wholly or partially guaranteed	1,852	2,554	605
Total past due loans (90 days or more and still accruing)	$6,998	$8,951	$10,217

Unguaranteed	$60,048	$62,703	$56,851
Wholly or partially guaranteed	27,312	28,262	30,097
Total non-performing loans	$87,360	$90,965	$86,948

Other real estate owned	$3,355	$1,720	$873

Total non-performing assets	$90,715	$92,685	$87,821

Total non-performing assets (excl wholly or partially guaranteed)	$63,403	$64,423	$57,724

Loans past due 31-89 days	$34,639	$41,129	$46,418

Ratios:
Non-accrual loans to total gross loans	1.20%	1.30%	1.43%
Non-performing loans to total gross loans	1.30%	1.44%	1.62%
Non-performing assets to total assets	1.23%	1.32%	1.50%

Ratios excluding loans wholly or partially guaranteed:
Non-accrual loans to total gross loans	0.82%	0.89%	0.88%
Non-performing loans to total gross loans	0.90%	0.99%	1.07%
Non-performing assets to total assets	0.86%	0.92%	0.99%

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
15 of 17

Regulatory Capital Ratios (1)	Mar 31, 2026 Ratio	Dec 31, 2025 Ratio	Mar 31, 2025 Ratio

Total Capital (to Risk Weighted Assets)
Consolidated	11.44%	11.47%	12.74%
Bank	11.05%	11.35%	12.16%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	9.45%	9.72%	12.02%
Bank	10.89%	11.21%	11.95%
CET 1 Capital Ratio (to Risk Weighted Assets)
Consolidated	8.97%	9.21%	9.92%
Bank	10.89%	11.21%	11.95%
Tier 1 Capital (to Average Assets)
Consolidated	8.46%	8.24%	11.07%
Bank	9.75%	9.50%	11.01%

(1) The regulatory capital ratios as of March 31, 2026 are estimates, pending completion and filing of the Bank's regulatory reports.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
16 of 17

Non-GAAP Financial Measures
This earnings release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The measures entitled tangible common equity, tangible book value, tangible assets, tangible common equity to tangible assets and return on average tangible common equity are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are stockholders’ equity, book value per share, total assets, equity to assets and return on average equity, respectively.
The Company believes that non-GAAP financial measures provide useful information to management and investors that is supplementary to its financial condition, results of operations and cash flows computed in accordance with GAAP; however the Company acknowledges that the non-GAAP financial measures have inherent limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to non-GAAP financial measures that other companies use.
The Company calculates tangible common equity as stockholders' equity less goodwill and intangible assets (net of deferred tax liability ("DTL")) and preferred stock. The Company calculates tangible book value ("TBV") per share as tangible common equity divided by the number of shares of common stock outstanding at the end of the relevant period. The Company calculates tangible assets as total assets less intangible assets (net of DTL). The Company calculates tangible common equity/tangible assets as tangible common equity divided by tangible assets. The Company calculates return on average tangible common equity as annualized net income available to common stockholders divided by average tangible equity. The most directly comparable GAAP financial measures are outlined in the non-GAAP reconciliation table below.

Northpointe Bancshares, Inc. Reports First Quarter 2026 Results
April 21, 2026
17 of 17

Non-GAAP Measures Reconciliation
	As of or for the Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025

Stockholders' equity (GAAP)	$589,993	$569,042	$586,522
Less: Preferred stock	24,979	24,979	98,734
Less: Intangible assets, net of DTL	1,029	1,148	1,489
Tangible common equity	563,985	542,915	486,299
Common shares at end of period	34,494,116	34,494,116	34,315,099
Tangible book value per share	$16.35	$15.74	$14.17
Book value per share (GAAP)	$17.10	$16.50	$17.09
Total assets (GAAP)	$7,395,877	$7,022,825	$5,859,655
Less: Intangible assets, net of DTL	1,029	1,148	1,490
Tangible assets	$7,394,848	$7,021,677	$5,858,165

Tangible common equity/tangible assets	7.63%	7.73%	8.30%
Equity to assets (GAAP)	7.98%	8.10%	10.01%

Net income	$22,154	$23,643	$17,247
Less: Preferred stock dividends	453	5,247	2,206
Net income available to common stockholders	21,701	18,396	15,041

Annualized net income available to common stockholders	88,010	72,984	61,000
Average tangible common equity	560,361	540,307	426,075
Return on average tangible common equity	15.71%	13.51%	14.32%

Annualized net income	89,847	93,801	69,946
Average equity	586,441	632,843	531,159
Return on average equity (GAAP)	15.32%	14.82%	13.17%